Exhibit 10.1

AMENDMENT NO. 3 TO LOAN AGREEMENT

This Amendment No. 3 (the "Amendment") dated as of May 15, 2017, is between Bank of America, NA. (the “Bank")- and LIFELOC TECHNOLOGIES, INC. (the “Borrower").

RECITALS

A.	The Bank and the Borrower entered into a certain Loan Agreement dated as of October 29, 2014 (together with any previous amendments, the "Agreement").
B.	The Bank and the Borrower desire to amend the Agreement. This Amendment shall be effective on May 15, 2017, subject to any conditions stated in this Amendment.

AGREEMENT

1. Deﬁnitions. Capitalized terms used but not deﬁned in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1 in Paragraph 1.1, the amount “$500,000.00” is changed to “$750,000.00,” and the amount in the block labeled “Principal Amount” at the top of the ﬁrst page is also amended to reﬂect this new amount.

2.2 in Paragraph 1.2 the date “June 30, 2017" is changed to "June 30, 2018".

2.3 The following Paragraph 7A is hereby added:

7A HAZARDOUS SUBSTANCES.

7A.1 Indemnity Regarding Hazardous Substances. The Borrower will indemnify and hold harmless the Bank from any loss or liability the Bank incurs in connection with or as a result of this Agreement, which directly or indirectly arises out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about the Borrower‘s property or operations or property leased to the Borrower. The indemnity includes but is not limited to attorneys’ fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Bank, its parent, subsidiaries and all of their directors, ofﬁcers, employees, agents, successors, attorneys and assigns.
7A2 Compliance Regarding Hazardous Substances. The Borrower represents and warrants that the Borrower has complied with all current and future laws, regulations and ordinances or other requirements of any governmental authority relating to or imposing liability or standards of conduct concerning protection of health or the environment or hazardous substances.
7A.3 Notices Regarding Hazardous Substances. Until toil repayment of the loan, the Borrower will promptly notify the Bank in writing of any threatened or pending investigation of the Borrower or its operations by any governmental agency under any current or future law, regulation or ordinance pertaining to any hazardous substance.
7A.4 Site Visits, Observations and Testing. The Bank and its agents and representatives will have the right at any reasonable time, after giving reasonable notice to the Borrower, to enter and visit any locations where the collateral securing this Agreement (the “Collateral”) is located for the purposes of observing the Collateral, taking and removing environmental samples, and. conducting tests. The Borrower shall reimburse the Bank on demand for the costs of any such environmental investigation and testing. The Bank will make reasonable efforts during any site visit, observation or testing conducted pursuant to this paragraph to avoid interfering with the Borrower’s use of the Collateral. The Bank is under no duty to observe the Collateral or to conduct tests, and any such acts by the Bank will be solely for the purposes of protecting the Bank's security and preserving the Bank’s rights under this Agreement. No site visit, observation or testing or any report or ﬁndings made as a result thereof (“Environmental Report”) (i) will result in a waiver of any default of the Borrower; (ii) impose any liability on the Bank; or (iii) be a representation or warranty of any kind regarding the Collateral (including its condition or value or compliance with any laws) or the Environmental Report (including its accuracy or completeness). in the event the Bank has a duty or obligation under applicable laws, regulations or other requirements to disclose an Environmental Report to the Borrower or any other party, the Borrower authorizes the Bank to make such a disclosure. The Bank may also disclose an Environmental Report to any regulatory authority, and to any other parties as necessary or appropriate in the Bank‘s judgment. The Borrower further understands and agrees that any Environmental Report or other information regarding a site visit, observation or testing that is disclosed to the Borrower by the Bank or its agents and representatives is to be evaluated (including any reporting or other disclosure obligations of the Borrower) by the Borrower without advice or assistance from the Bank.

7A.5 Definition of Hazardous Substances. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous,“ "pollutant," or "contaminant" or a similar designation or regulation under any current or future federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas.
7A.6 Continuing Obligation. The Borrower's obligations to the Bank under this Article, except the obligation to give notices to the Bank, shall survive termination of this Agreement and repayment of the Borrower's obligations to the Bank under this Agreement.

2.4 Any reference in the Agreement to the “British Bankers Association LIBOR Rate,” “BBA LlBOR Rate” or similar reference to BBA LIBOR is amended to read as follows: “the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Bank)"

3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (0) this Amendment does not conﬂict with any law, agreement, or obligation by which the Borrower is bound, and (d) if the Borrower is a business entity or a. trust, this Amendment is within the Borrower's powers, has been duly authorized, and does not conﬂict with any of the Borrower's organizational papers.

4. Conditions. The effectiveness of this Amendment is conditioned upon the Bank‘s receipt of the following items, in form and content acceptable to the Bank:

4.1 A fully executed counterpart of this Amendment from the Borrower and each guarantor and/or collateral pledgor (collectively, a “Credit Support Provider”) in form satisfactory to the Bank.

4.2 If the Borrower or any Credit Support Provider is anything other than a natural person, evidence that the execution, delivery and performance by the Borrower and/or such Credit Support Provider of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement, including but not limited to the Waiver of Jury Trial, shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in multiple counterparts, including both counterparts that are executed on paper and counterparts that are electronic records and executed electronically, and each such executed counterpart (and any copy of an executed counterpart that is an electronic record) shall be deemed an original of this Amendment.

7. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

Bank:

Bank of America, N.A.

By:     /s/ Kirk R. Fronckiewicz
          Kirk R. Fronckiewicz, SVP; Bus Bank Sr Relationship Mgr

Borrower:

LIFELOC TECHNOLOGIES, INC.

By:   /s/ Wayne Willkomm
        Wayne Willkomm, President/Chief Executive Ofﬁcer